Exhibit 32.2
CERTIFICATION PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Kevin B. Habicht, Chief Financial Officer, certifies, to the best of his knowledge, that (1) this Quarterly Report of National Retail Properties, Inc. (“NNN”) on Form 10-Q for the period ended September 30, 2019 as filed with the Securities and Exchange Commission on the date hereof (this “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and (2) the information contained in this Report fairly presents, in all material respects, the financial condition of NNN as of September 30, 2019 and December 31, 2018 and its results of operations for the quarter and nine months ended September 30, 2019 and 2018.

October 31, 2019		/s/ Kevin B. Habicht
Date	Name:	Kevin B. Habicht
	Title:	Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to NNN and will be retained by NNN and furnished to the Securities and Exchange Commission or its staff upon request.